SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Subsequent to its December 31, 2009 year end and as of September 30, 2010, Primus Telecommunications Group, Incorporated (the “Company”) had sold or held for sale its European Retail operations and classified them as discontinued operations. The Company has applied retrospective adjustments to its Consolidated Statement of Operations for 2009, 2008 and 2007 to reflect the effects of the European retail discontinued operations that occurred subsequent to December 31, 2009 (the “European Retail Discontinued Operations Reclassification”). The Company did not retrospectively adjust its 2009 or 2008 Consolidated Balance Sheet as held for sale criteria were not met until the third quarter of 2010, as such, financial information for the Europe segment will appear, as applicable, where certain balance sheet information is presented. The paragraph below describes the European retail operations and related transactions that have been classified as discontinued operations subsequent to the Company’s December 31, 2009 year end.

During the third quarter of 2010 the Company committed to dispose of, and was actively soliciting the disposition of its remaining European retail operations. Accordingly, the Company presented these European retail operations as discontinued operations and the related assets and liabilities as held for sale as of September 30, 2010. During the third quarter of 2010 the Company sold its Belgian operations for a sale price of $1.3 million; as a result, the Company recorded a $40 thousand gain from sale of these retail operations during the third quarter 2010. During October 2010, the Company completed the sale of its United Kingdom customer base and certain of its assets and Italian retail operations for sales prices of approximately $6.6 million and $0.2 million, respectively. During December 2010, the Company completed the sale of its operations located in France for a sales price of approximately, $4.3 million. The Company intends to dispose of and is actively soliciting the disposition of its remaining European retail operations.

Accounting Standards Codification No. 360, “Property, Plant and Equipment,” requires us to present the activities of the operations as discontinued operations. While activities are being reclassified in prior periods, gains or losses arising from the actual discontinuance of the business have been recorded in the nine months ended September 30, 2010 as discontinued operations. We are therefore recasting our previously issued financial statements and certain other financial information originally reported within our Annual Report on Form 10-K for the year ended December 31, 2009 (“2009 10-K”). Exhibit 99.1 of this Current Report on Form 8-K updates Items 6, 7, and 8 of our 2009 10-K solely to recast the activities associated with the European Retail Discontinued Operations Reclassification. The information set forth in Exhibit 99.1 is incorporated by reference herein.

Except for the European Retail Discontinued Operations Reclassification, the information in Exhibit 99.1 has not been updated or amended to reflect any other information, uncertainties, transactions, risks, events or trends occurring or known to management, including other matters that have occurred subsequent to April 5, 2010, the date we filed our Annual Report on Form 10-K with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Not applicable.

(c) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Items 6, 7, and 8 of our 2009 10-K, as recast solely to reflect the effects of the European Retail Discontinued Operations Reclassification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: December 20, 2010	By: /s/ James C. Keeley

James C. Keeley
Acting Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Items 6, 7, and 8 of our 2009 10-K, as recast solely to reflect the effects of the European Retail Discontinued Operations Reclassification.

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